Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-109185 (Microsoft Caribbean 1165(e) Retirement Plan & Microsoft Puerto Rico, Inc. 1165(e) Savings Plan), 33-51583 (Microsoft Corporation 1991 Stock Option Plan), 333-16665 (Microsoft Corporation 1997 Employee Stock Purchase Plan), 333-75243 (Microsoft Corporation Savings Plus 401 (k) Plan), 333-91755 (Microsoft Corporation 1999 Stock Option Plan for Non-Employee Directors), 333-52852 (Microsoft Corporation 2001 Stock Plan), 333-102240 (Microsoft Corp 2003 Employee Stock Purchase Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors), 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors) of Microsoft Corporation on Forms S-8 and 333-43449, 333-110107, 333-108843 of Microsoft Corporation on Forms S-3 of our report dated August 24, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation) appearing in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP

Seattle, Washington

August 30, 2004